Exhibit 5.1

 [Paul, Weiss, Rifkind, Wharton & Garrison LLP Letterhead]

212-373-3000

212-757-3990

February 11, 2011

The Reader’s Digest Association, Inc.

750 Third Avenue

New York, New York 10017

Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”) of The Reader’s Digest Association, Inc. a Delaware corporation and the RDA Holding Co., a Delaware corporation, (“Holdings”) and the subsidiaries of the Company (collectively, the “Subsidiary Guarantors,” and together with

Holdings, the “Guarantors” listed on Schedule I hereto), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement.  The Registration Statement relates to the registration under the Act of the Company’s $525,000,000 aggregate principal amount of Floating Rate Senior Secured Notes due 2017 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding Floating Rate Senior Secured Notes due 2017 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors.  The Exchange Notes and the Guarantees will be issued by the Company in accordance with the terms of the Indenture, dated as of February 11, 2010, as supplemented by the First Supplemental Indenture dated as of July 27, 2010 (as so supplemented, the “Indenture”) among the Company, RD Escrow Corporation, a Delaware corporation, the Guarantors, Wells Fargo Bank, National Association, as trustee and Wilmington Trust FSB, as collateral agent.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.     the Registration Statement;

2.     the Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibit 4.1 to the Registration Statement; and

3.     the Registration Rights Agreement, dated as of February 11, 2010 (the “Registration Rights Agreement), by and among the Company, the Guarantors and the initial purchasers named therein, included as Exhibit 4.3 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Company and each Guarantor organized in the State of Delaware or New York that we have considered appropriate, including copies of the certificates of formation or incorporation, as applicable, in each case as amended, and the limited liability agreements, as applicable, in each case as amended, or by-laws, as applicable, in each case as amended, of the Company and each Guarantor organized in the State of Delaware or New York, certified by the Company and each such Guarantor as in effect on the date of this letter, and copies of resolutions of the board of directors or the sole member, as applicable of the Company and such Guarantors relating to the issuance of the Exchange Notes and the Guarantees, certified by the Company and such Guarantors and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below.  We have also relied upon the factual matters contained in the representations and warranties of the Company and the Guarantors made in the Documents and upon certificates of public officials and the officers of the Company and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.  We have also assumed, without independent investigation, (i) that the Exchange Notes and Guarantees will be issued as described in the Registration Statement and (ii) that the Exchange Notes and Guarantees will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added.  With regards to certain matters of state law, we have relied, with the Company’s permission, upon the opinions of Davis, Brown, Koehn, Shors & Roberts, P.C. , Perkins Coie LLP, and Quarles & Brady LLP, filed as Exhibits 5.2, 5.3, and 5.4 to the Registration Statement, respectively.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.             When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2.             When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Guarantees will be valid and legally binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.  Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

SCHEDULE I

Delaware Guarantors
RDA Holding Co.

Alex Inc.

Ardee Music Publishing, Inc.

Christmas Angel Productions, Inc.

Direct Entertainment Media Group, Inc.

Direct Holdings Americas Inc.

Direct Holdings Custom Publishing Inc.

Direct Holdings Customer Service, Inc.

Direct Holdings Education Inc.

Direct Holdings U.S. Corp.

Funk & Wagnalls Yearbook Corp.

Home Service Publications, Inc.

Pegasus Asia Investments Inc.

Pegasus Investment, LLC

Pegasus Sales, Inc.

Pleasantville Music Publishing, Inc.

R.D. Manufacturing Corporation

RD Large Edition, Inc.

RD Publications, Inc.

RD Walking, Inc.

RDCL, Inc. (f/k/a CompassLearning, Inc.)

Reader’s Digest Children’s Publishing, Inc.

Reader’s Digest Consumer Services, Inc.

Reader’s Digest Entertainment, Inc.

Reader’s Digest Financial Services, Inc.

Reader’s Digest Latino America S.A.

Reader’s Digest Sales and Services, Inc.

Reader’s Digest Sub Nine, Inc.

Reader’s Digest Young Families, Inc.

Reiman Manufacturing LLC

Reiman Media Group, LLC

Retirement Living Publishing Company, Inc.

Saguaro Road Records, Inc.

Taste of Home Media Group, LLC

Taste of Home Productions, Inc.

Travel Publications, Inc.

W.A. Publications, LLC

Wapla, LLC

Weekly Reader Corporation

Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems, Inc.)

World Almanac Education Group, Inc.

World Wide Country Tours, Inc.

WRC Media Inc.

Iowa Guarantor

RDA Sub Co. (f/k/a Books Are Fun, Inc.)

New York Guarantor

Direct Holdings Libraries Inc.

Washington Guarantor

Allrecipes.com, Inc.

Wisconsin Guarantor

Gareth Stevens, Inc.